UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2019

LODE-STAR MINING INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53676	47-4347638
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 East Liberty Street, Suite 600 Reno, NV	89501
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (775) 234-5443

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d -2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

On October 31, 2019, Lode-Star Mining Inc. (the “Company”) entered into an amendment (the “Amendment”) to the Company’s mineral option agreement with Lode Star Gold, Inc., a private Nevada corporation and the controlling shareholder of the Company (“LSG”), dated October 4, 2014 (the “Option Agreement”).

Pursuant to the Option Agreement, the Company acquired the sole and exclusive option to earn up to an 80% undivided  interest in and to those mineral claims owned by LSG and located in the State of Nevada known as the Goldfield Bonanza Project (the “Property”). On December 11, 2014 (the “Closing Date”), the Company acquired a 20% undivided interest in and to the Property by issuing 35,000,000 shares of its common stock to LSG. In order to earn the additional 60% interest in the Property, the Company is required to fund all expenditures on the Property and pay LSG $5 million in cash from the Property’s mineral production proceeds in the form of a net smelter returns (“NSR”) royalty, each beginning on the Closing Date. Until such time as the Company earns the additional 60% interest, the NSR royalty will be split as to 79.2% to LSG and 19.8% to the Company since the Property is subject to a pre-existing 1% NSR royalty in favor of a third party.

The Option Agreement also provides that if the Company fails to make any cash payments to LSG within one year of the Closing Date, the Company is required to pay LSG an additional $100,000, and in any subsequent years in which the Company fails to complete the payment of the entire $5 million described above, it must make quarterly cash payments to LSG of $25,000 until such time as the Company has earned the additional 60% interest in the Property.

Under the Amendment, the exercise of the 60% option was restructured into two separate 30% options, such that the Company may now earn a 30% interest in the Property (for a total of 50%) (the “Second Option”) by completing the following actions:

●	paying LSG $5 million in cash from the Property’s mineral production proceeds in the form of a NSR royalty (the “Initial Payment”);

●	paying LSG all accrued and unpaid penalty payments under the Option Agreement;

●	repaying to LSG (i) all loans, advances or other payments made by LSG to the Company and (ii) all expenditures on the Property funded by or on behalf of LSG until the date on which the Initial Payment has been completed; and

●	funding all expenditures on the Property until the date on which the Initial Payment has been completed.

Following the exercise of the Second Option, the Company may earn an additional 30% interest in the Property (for a total of 80%) (the “Third Option”) by completing the following actions:

●	paying LSG a further $5 million in cash from the Property’s mineral production proceeds in the form of a NSR royalty (the “Final Payment”); and

●	funding all expenditures on the Property from the date on which the Second Option is exercised until the date on which the Final Payment has been completed.

The primary effect of the Amendment is therefore to increase to the purchase price for the additional 60% interest in the Property from $5 million to $10 million, while at the same time separating it into tranches.

The Amendment also corrects a number of inconsistences in the Option Agreement, updates the defined terms to accommodate the creation of the Second Option and Third Option, and includes acknowledgements of the Company regarding accrued and unpaid penalty payments and amounts owing by the Company to LSG as of September 30, 2019.

The foregoing description of the Amendment includes a summary of all the material provisions but is qualified in its entirety by reference to the complete text of the Amendment included as Exhibit 10.8 to this report and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

Exhibit Number	Exhibit Description
10.8	Amendment to Mineral Option Agreement between the Company and LSG dated October 31, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 4, 2019	LODE-STAR MINING INC.

	By:	/s/ Mark Walmesley
Mark Walmesley
President, Chief Financial Officer, Chief Financial Officer, Director